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                                                                   Exhibit 10.39

                                                          June 20, 2000


PRIVATE AND CONFIDENTIAL


BiznessOnline.com
1720 Route 34
P.O. Box 1347
Wall,  NJ  07719

Attention:    Mr. Mark E. Munro
              Chairman & Chief Executive Officer

Dear Mr. Munro:

         This letter confirms that Kaufman Bros., L.P. ("Kaufman") has been retained by Biznessonline.com, Inc., a Delaware corporation (the "Company") to act as the Company's financial advisor and investment banker, on a non-exclusive basis, in connection with a variety of future services including any financing, joint venture, merger, acquisition, exchange offer, purchase or sale of capital stock or assets, outside the ordinary course of business or other similar transaction (a "Transaction") and provided the Company shall not be required to utilize services for any normal course acquisition that is internally managed by the Company.

A.   Performance of Services

         Kaufman will provide the Company with a variety of services as part of an on-going investment banking relationship. Among the services will include access to the investment banking team for consultation and advice on corporate finance issues as required by the Company. In performance of this engagement, Kaufman will as appropriate:

         (i) Familiarize itself to the extent appropriate and feasible with the business, operations, properties, financial condition, management and prospects of the Company;

         (ii) Assist the Company in preparing a memorandum or other information (the "Information"), as may be required, for distribution to potential investors, including, describing the Company and its business, operations, properties, financial condition and prospects, it being specifically agreed that (a) such Information shall be based entirely upon information supplied by the Company, which information the Company hereby warrants shall be complete and accurate in all material respects, and not misleading, and (b) the Company shall be solely responsible for the accuracy and completeness of such Information


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         (iii) Evaluate alternative financing structures and arrangements;

         (iv) Assist the Company in any discussions and negotiations with prospective investors; and

         (v) Assist the Company in obtaining approximately $10 million of new equity capital from institutional and/or strategic investors.

B.   Compensation for Services

         ADVISORY FEE

         As compensation for its investment banking services, the Company agrees to pay Kaufman a nonrefundable retainer fee of $25,000 upon the signing of this letter. In addition, the Company will grant Kaufman upon signing of this letter, 200,000 warrants to purchase common stock of the Company (the "Warrants") at an exercise price of $5.63 per share and shall be in the form of the attached Warrant.

         PLACEMENT FEE

         If a Transaction involving the private sale of equity of the Company is completed with any investor identified by Kaufman and agreed to by the Company (a "Target Investor") prior to the termination or expiration of this agreement, or any future private financing is completed within one year thereafter by such Target Investor, the Company will pay Kaufman a placement fee equal to 7% of the gross proceeds raised from the sale of securities to such Target Investor (the "Placement Fee"); plus warrants to purchase common stock of the Company as described above) equal to 5% of the shares sold to such parties in the financing, at an exercise price equal to the price per share of the common stock or common stock equivalent purchased in the Transaction ("Placement Warrants")

         PLACEMENT FEE LIMITATIONS

         Notwithstanding any other term of this agreement, to the extent that the Company owes Prudential Securities any fee in connection with any Transaction completed with any company listed in Exhibit II, the fee payable, if any, hereunder to Kaufman shall be limited to 3% of the Aggregate Consideration received by the Company.

         The Placement Fee and Placement Warrants will NOT be owed on any investment made by any current investor in the Company or any party pursuant to an underwritten public offering or debt offering.


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         MERGER FEE

         If during the term of this agreement or within one year thereafter the Company enters into a merger, consolidation, reorganization, recapitalization, restructuring, tender or exchange offer, negotiated purchase, leveraged buyout, partnership or collaborative venture whereby the Company's then existing shareholders own less than 50% of the equity of the surviving entity, the Company will pay Kaufman a fee equal to 2% of the Aggregate Consideration of the completed transaction (the "Merger Fee").

         MERGER FEE LIMITATIONS

         Notwithstanding any other term of this agreement, to the extent that the Company completes any Transaction with any company listed in Exhibit III, the fee payable, if any, hereunder to Kaufman shall be limited to 1% of the Aggregate Consideration received by the Company

         AGGREGATE CONSIDERATION

         Aggregate Consideration is defined and computed as the total proceeds and all other consideration received or receivable upon the consummation of a transaction (including payments to be made in installments), including cash, securities, notes, consulting agreements and agreements not to compete. If a portion of such consideration includes escrowed or contingent payments (whether or not related to future earnings of operations), Aggregate Consideration will include such payments only when the payment of such amounts have been received, at which time the Transaction Fee based thereon shall be paid to Kaufman.

         OUT-OF-POCKET EXPENSES

         The Company will reimburse Kaufman for all reasonable out-of-pocket expenses incurred in performance of this agreement without regard to whether a Transaction is consummated; provided that expenses in excess of $1,000 must be pre-approved by the Company.

C.   Rights of First Refusal

         Consistent with the terms of this agreement and provided that Kaufman has competitive pricing the Company shall grant to Kaufman for a period of one year from the date hereof, a first right of refusal to (i) co-manage any public offering of the Company with any other underwriters of the Company's choosing provided that Kaufman shall be entitled to at least 25% of the total compensation paid to the underwriters in such a public offering, provided Kaufman underwrites at least 25% of the public offering; (ii) act as placement agent on any future private financing of the Company; and (iii) to act as financial advisor on other transactions including merger & acquisition assignments except in the ordinary course such as acquisitions of ISPs, web hosts and



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CLECs. The terms of engagement of any future transaction, including customary investment banking fees, will be covered under a letter of engagement separate from this letter.

         It is understood that execution of this engagement letter does not assure that any transaction contemplated in "Rights of First Refusal" will take place.

D.   Disclosure

         Unless required by law or court order, any financial or other advice, descriptive memoranda or other documentation rendered by Kaufman pursuant to this agreement may not be disclosed publicly or to any third party in any manner without the prior written approval of Kaufman which approval shall not be unreasonably withheld. All non-public information given to Kaufman by the Company will be considered as confidential information and shall be maintained as such by Kaufman until the same becomes known to third parties or the public without release thereof by Kaufman.

         The Company shall provide to Kaufman full, complete and accurate information regarding the Company's business, prospects, financial condition and any other material items. It is acknowledged and agreed that all information provided to Kaufman is the property of the Company. The Company shall be solely responsible for the accuracy and completeness of all disclosures regarding the Company and shall promptly advise Kaufman of any material changes in any information previously provided to Kaufman.

E.   Indemnification

         The Company shall indemnify Kaufman in accordance with Exhibit I attached hereto.

F.   Engagement Period

         This engagement shall continue in effect until June 20 , 2001 and shall be automatically renewed for successive monthly periods until terminated in writing by either the Company or Kaufman. Notwithstanding the foregoing, either the Company or Kaufman can terminate this agreement at any time on 90 days written notice; provided that should Kaufman terminate this agreement without cause prior to December 31, 2000 the Warrant issued hereunder shall gterminate. The provisions of the paragraphs regarding compensation, disclosure and indemnification shall survive the term of this Agreement.

         The Company acknowledges that Kaufman is and has been engaged as a broker, dealer, underwriter, placement agent, finder, advisor, and deal maker, by and for other companies in the industry in which the Company is involved. Accordingly, the Company agrees that Kaufman shall not be required to act exclusively for the Company and may now and, from time to time in


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the future, be engaged by other companies that compete with the Company. Kaufman may, but shall not be required to bring opportunities to the Company.

G.   Miscellaneous

         This agreement sets forth the entire understanding of the parties relating to the subject matter hereof. This agreement may not be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto shall deliver notices to each other by personal delivery or by registered mail (return receipt requested). The Company and Kaufman expressly waives all right to trial by jury in any action or proceeding arising out of this letter agreement.

         Please confirm that the foregoing accurately reflects your understanding of the agreement between us by signing on behalf of the Company and returning to Kaufman a duplicate of this letter attached hereto, whereupon it shall become a binding agreement between the Company and Kaufman.



                                                 Very truly yours,

                                                 KAUFMAN BROS., L.P.

                                                 By: /s/ Bradford W. Harries
                                                    ---------------------------
                                                    Bradford W. Harries
                                                    Managing Director

ACCEPTED AND AGREED TO:
BIZNESSONLINE.COM


By: /S/ Mark E. Munro
    -------------------------------------
    Mark E. Munro
    Chairman & Chief Executive Officer



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                          EXHIBIT I -- INDEMNIFICATION


         The Company agrees that it will indemnify and hold harmless Kaufman, its affiliates, control persons, officers, directors, employees and agents and each person who controls Kaufman within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act (Kaufman and each such entity and person being hereinafter called an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees), as incurred, to which such Indemnified Party may become subject which are (a) related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by an Indemnified Party with the Company's consent or in conformity with the instructions of, or actions taken or omitted to be taken by the Company or (b) otherwise related to or arising out of Kaufman's acting pursuant to this agreement. The Company also agrees to reimburse each Indemnified Party within 30 days of submission of an invoice with respect thereto for all reasonable expenses incurred (including fees and disbursements of counsel) in connection with the investigation of or the preparation for or defense of any pending or threatened formal or informal claim, action, investigation or other proceeding caused by or arising out of or in connection with Kaufman's acting pursuant to this agreement, whether or not Kaufman is a named party thereto and whether or not any liability results therefrom. The Company will not be responsible, however, for any loss, claim damage or liability for which indemnification is sought solely pursuant to the first sentence of this paragraph which a court of competent jurisdiction shall have determined by a final judgment to have resulted primarily from willful misconduct or gross negligence on the part of the Indemnified Party seeking indemnification hereunder.

         Promptly after receipt by any Indemnified Party of notice of any complaint or the commencement of any action or proceeding in connection with any matter related to Kaufman's activities pursuant to the letter agreement, Kaufman will notify the Company in writing of such complaint or of the commencement of such action or proceeding and if the Company so elects or is requested by Kaufman, the Company will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to Kaufman and the payment of the reasonable fees and disbursements of such counsel, in which event the Company shall not be obligated to pay the fees and disbursements of separate counsel for Kaufman in such action. However, failure by Kaufman to so notify the Company of such claim or such commencement shall not relieve the Company from any obligation hereunder except to the extent that such failure shall result in prejudice to the Company. In the event, however, that Kaufman's legal counsel shall in good faith reasonably determine that there is or could reasonably be expected to be a conflict of interest by reason of the Company and an Indemnified Party having common counsel in any action or proceeding, or if the Company has not assumed the defense of any



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action or proceeding, then Kaufman may employ separate counsel to represent or defend it or any Indemnified Party in any such action or proceeding in which it or such Indemnified Party may become involved or is named as defendant and the Company shall pay the reasonable fees and disbursements, as Incurred by such separate counsel; provided that the Company shall not be obligated to pay the fees and disbursements of more than one such separate counsel for any one such action or proceeding in any one jurisdiction.

         If for any reason the foregoing indemnification is unavailable to Kaufman, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Kaufman as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and Kaufman on the other; provided that in no event will the aggregate contribution by Kaufman hereunder exceed the amount of fees actually received by Kaufman pursuant to this agreement. It is agreed that the relative benefit of the Company on the one hand and of Kaufman on the other hand with respect to any financing shall be deemed to be in the same proportion as (x) the Aggregate Consideration paid or proposed to be paid in such financing (whether or not such financing is consummated) bears (y) to the fee payable to Kaufman with respect to such financing pursuant to this agreement.

         The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Kaufman and any such person. The provisions of this Exhibit I shall survive the termination and expiration of this agreement.